Exhibit 10.66

January 20, 2026

United Capital Investments London Limited (“UCIL”)

Unit Ss Stratford Road

Shirley, Solihull England, B90 4AA

Via Email: barney.battles@ucilondon.com, matthew.mcgahan@ucilondon.com, and Colin Marsh via post to 40 Holmefield Court, Belsize Grove, London, NW3 4TT

Re:	Lottery.com Inc. dba SEGG Media Corporation (“SEGG”) and UCIL Termination Notice – Effective Immediately

Dear UCIL, Mr. Battles, Mr. McGahan and Mr. Marsh:

At a recent SEGG Board of Directors (the “Board”) special meeting held on January 20, 2026, the Board determined that it is in the best interest of the Company and its shareholders to terminate the financing arrangement with United Capital Investments London Limited (“UCIL”) originally entered into on July 23, 2023, subsequently amended and restated on August 8, 2023, later amended on August 18, 2023, and finally amended and restated on February 16, 2024 (collectively, as amended and restated, the “UCIL Loan

Agreement”).

We previously advised you that the UCIL Loan Agreement is voidable. We are now informing you that the UCIL Loan Agreement is hereby terminated effective immediately (“Termination Notice”).

This Termination Notice does not constitute a waiver of any of SEGG’s rights. SEGG reserves all rights in law and in equity.

Sincerely,

/s/ Robert J. Stubblefield
Robert J. Stubblefield
Chief Financial Officer, and Interim Chief Executive Officer and President SEGG Media Corporation

cc:	Marc Bircham Greg Potts
Christopher Gooding Tamer Hassan
Warren Macal
Paul Jordan